                                                               EXHIBIT (d)(1)(i)

                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                         INVESTMENT MANAGEMENT AGREEMENT

                                     BETWEEN

                          ING VP MONEY MARKET PORTFOLIO

                                       AND

                              ING INVESTMENTS, LLC

           SERIES                       ANNUAL INVESTMENT MANAGEMENT FEE
           ------                     -------------------------------------
                                      (as a percentage of daily net assets)
ING VP Money Market Portfolio                       0.25%